  EXHIBIT 10.10

EXECUTION COPY

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

10% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

$2,000,000	February 28, 2025

This Convertible Promissory Note (this “Note” and, together with any similar convertible promissory note issued by the Company, notwithstanding that such other similar notes may not be secured by the Pledge Agreement, the “Notes”) is issued by General Enterprise Ventures, Inc. (the “Company”) to Holder, whose signature appears below, in connection with that certain Subscription Agreement dated as of even date herewith (the “Subscription Agreement”), by and between the Company and the Holder. Subject to the terms and conditions set forth herein, the outstanding principal amount hereof together with accrued but unpaid interest shall be due and payable on the date that is 12 months following the date first set forth above (the “Maturity Date”). Interest shall accrue daily at the rate of 10% per annum and shall be capitalized (added to principal) on the Maturity Date.  The Holder’s registration rights are set forth in the Subscription Agreement.

1. Due Date and Payment.

1.1 Payment. On the Maturity Date, the Company shall pay to Holder the outstanding principal amount of this Note and all accrued and unpaid interest hereon. The Company may not pay any amount owed to Holder hereunder prior to the Maturity Date.

1.2 Parity of Notes. The obligations of the Company under this Note and the other Notes shall rank in equal priority and unless otherwise approved by the Company and the Holders of all Notes, no payment shall be made under any of the Notes or other action taken with respect thereto unless such payment or action is made or taken with respect to all Notes; provided, however, that payments on the Notes will be apportioned on the basis of their relative Conversion Amounts.

1.3 Seniority of Notes. The obligations of the Company under the Notes shall be senior to all other existing indebtedness and equity of the Company. Upon any Liquidation Event (defined below), the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any indebtedness of the Company or any class of capital stock of the Company, an amount equal to the Conversion Amount. For purposes of this Note, “Liquidation Event” means a liquidation pursuant to a filing of a petition for bankruptcy under applicable law or any other insolvency or debtor’s relief, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

1.4 MFN. The Company shall not issue any other Note (or enter into a subscription agreement related to such Note) or modify any existing Note (or related subscription agreement) that has the effect of establishing rights or otherwise benefiting the holder of such Note in a manner more favorable in any material respect to such holder than the rights and benefits established in favor of the Holder by this Note and the Subscription Agreement, unless, in any such case, the Holder has been provided with such rights and benefits. The Company represents and warrants to the Holder that, as of the date hereof, no holder of any other Note has been granted any such (more favorable) right or benefit.

1

EXECUTION COPY

2. Conversion.

2.1 Definitions. As used herein:

(a) “Common Stock” means (i) the Company’s Common Stock, $0.0001 par value per share, and (ii) any other securities into which or for which any of the securities described in clause (i) above have been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(b) “Conversion Amount,” means the outstanding principal amount of this Note and all accrued and unpaid interest hereon through the date of conversion.

(c) “Conversion Price” means $0.40 (subject to adjustment pursuant to the anti-dilution provisions hereof)[, which is the conversion price of all other Notes].

(d) “Sale Transaction” means (i) an acquisition by any person or “group” (within the meaning of Rule 13d of the Securities Exchange Act of 1934) of more than 50% of the Common Stock of the Company (determined on an as-converted fully diluted basis); or (ii) a sale of all or substantially all the assets of the Company; provided that in no event will enforcement or realization on the Collateral (as defined in the Pledge Agreement) under the Pledge Agreement constitute a Sale Transaction for purposes of this Note.

(e) “Trading Day” means a day on which the Common Stock is traded on a Trading Market.

(f) “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTC Bulletin Board, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE MKT, CBOE, or the OTCQX Marketplace, the OTCQB Marketplace, the OTC Pink Marketplace or any other tier operated by OTC Markets Group Inc. (or any successor to any of the foregoing).

(g) “VWAP” means, as to the Common Stock, for or as of any date, the dollar volume-weighted average price for such security on the Trading Market (or, if the Trading Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30 a.m., New York time, and ending at 4:02 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:02 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as determined by the Company in the reasonable exercise of its discretion. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

2

EXECUTION COPY

2..2 Automatic Conversion. In the event that, prior to the Maturity Date, the VWAP per share of Common Stock remains above $1.50 (subject to adjustment pursuant to the anti-dilution provisions hereof) for 30 (thirty) consecutive Trading Days (any such 30-day period being the “Trading Period”), then this Note shall automatically convert on the next Trading Day immediately following the Trading Period into the number of shares of Common Stock determined by dividing the Conversion Amount by the Conversion Price; provided, that the Company is listed on a Trading Market that is a senior exchange such as The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, CBOE, or the New York Stock Exchange VWAP for the entire Trading Period.

2.3 Voluntary Conversion. At any time during the period this Note is outstanding, Holder has the option to convert the whole, but not part of, the Conversion Amount into a number of common shares of the Company determined by dividing the Conversion Amount by the Conversion Price.

2.4 Conversion on Sale Transaction. If a Sale Transaction closes before the earliest to occur of: (i) an automatic conversion of the Note in accordance with Section 2.2, (ii) the voluntary conversion of the Note in accordance with Section 2.3, or (iii) the Maturity Date, then this Note shall automatically convert (immediately prior to the closing of such Sale Transaction) into the number of shares of Common Stock determined by dividing the Conversion Amount by the Conversion Price. The Holder shall be paid the relevant proceeds (if any) from such Sale Transaction due to the Holder. The Company agrees that it shall not undertake any Sale Transaction on than with a third party on an arm’s length basis.

2.5 Mechanics and Effect of Conversion. Before Holder shall be entitled to receive certificates representing securities into which this Note has been converted, Holder shall surrender this Note (or an affidavit of lost Note or similar instrument) at the office of the Company. The Company shall, promptly thereafter, issue and deliver to Holder (a) a certificate or other evidence of the equity securities into which this Note has been converted and, in the event that applicable laws or regulations prevented the conversion of the entire Conversion Amount, (b) a replacement Note in the principal amount equal to the amount of the Conversion Amount not converted. No fractional securities shall be issued upon conversion of this Note. In lieu thereof, the number of shares or other securities to be issued shall be rounded to the nearest whole share or security. All conversion prices and VWAP trading prices per share shall be appropriately adjusted for stock splits, stock dividends, and stock combinations. Further, if the Company shall, at any time after the date hereof, whether directly or indirectly by way of convertible/exchangeable securities or any rights or warrants or options to purchase any convertible/exchangeable securities, issue any shares of Common Stock at a price per share of Common Stock that is less than the then-current Conversion Price, the Conversion Price shall be adjusted downward to equal such lower price.

3. Security. The obligations of the Borrower to Holder under this note are secured by that certain Pledge and Security Agreement dated as of the date hereof made by the Company in favor of Holder (the “Pledge Agreement”).

4. Default; Remedies.

4.1 Default. If there shall be any Event of Default hereunder, at the option and upon the declaration of the Holder and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under Sections 5.1(f) and/or 5.1(g)), this Note shall accelerate and the Conversion Amount shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

3

EXECUTION COPY

(a) The Company fails to pay the full Conversion Amount on or prior to the Maturity Date (as the same may have been extended);

(b) Any representation or warranty made by Company under this Note, the Subscription Agreement, the Pledge Agreement, the Common Stock Purchase Agreement being issued to the Holder in connection with this Note, or any other document executed in connection herewith or therewith (the “Loan Documents”) fails to be true and correct as and when made;

(c) The Company fails to comply with any covenant, term, provision or agreement contained in this Note or any other Loan Document;

(d) The Company defaults on the payment of any other indebtedness of the Company (whether at maturity or otherwise) or an event of default occurs with respect to any other indebtedness of the Company which would permit the holder thereof to accelerate the payment of such indebtedness;

(e) At any time after the execution and delivery hereof, (i) this Note and/or any of the other Loan Documents ceases to be in full force and effect (other than by reason of the satisfaction in full of the obligations hereunder in accordance with the terms hereof) or shall be declared null and void, or the Agent, for the benefit of the Holder, shall not have or shall cease to have a valid and perfected lien and security interest in any of the Collateral (as defined in the Pledge Agreement), or (iii) the Company shall contest the validity or enforceability of this Note and/or any of the other Loan Documents or deny that it has any further liability, including with respect to future advances by the Lender, under this Note and/or any of the other Loan Documents;

(f) The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(g) An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, or assignee for the benefit of creditors is appointed to take possession, custody or control of any property of the Company.

4.2 Remedies.

(a) Following an Event of Default, the Holder shall have, in addition to the rights Holder may have under applicable law, such rights and remedies as are set forth in the Pledge Agreement with respect to the Collateral (as defined in the Pledge Agreement).

(b) In addition, upon an Event of Default, the Holder may recover from the Company on demand all costs and other expenses incurred in connection therewith, including but not limited to reasonable attorneys’ fees, together with interest thereon and on any judgment obtained by the Holder from and after the date such costs or expenses are incurred or the date of such judgment, as applicable, until actual payment is made to the Holder of the full amount due the Holder.

5. Miscellaneous.

5.1 Amendments and Waivers. No term of this Note may be amended or compliance therewith waived (either generally or in a particular instance and either retroactively or prospectively) without the written consent of the Company and Holders of Notes representing not less than 100% of the aggregate Conversion Amount under all Notes (the “Requisite Holders”) at such time

4

EXECUTION COPY

5.2 Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Wyoming, without giving effect to its conflicts of laws principles or any substantive law that would result in the application of any law other than the State of Wyoming.

5.3 Severability. If one or more provisions hereof are held to be unenforceable under applicable law, such invalid, void or unenforceable provision shall be replaced by a provision that as closely as possible reflects the parties’ intent with respect thereto and that is valid and enforceable, and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.4 Assignment. Neither party may transfer or assign its rights or obligations under this Note without the prior written consent of the other party; provided that the Holder may transfer or assign this Note to one or more of its affiliates.

5.5 Headings and Interpretation. The titles and subtitles used in this Note are for convenience only and are not to be considered in construing or interpreting this Note. No rule of construction to the effect that ambiguities are to be resolved against the drafting party shall be applied in the construction or interpretation of this Note.

5.6 Attorneys’ Fees and Costs; Expenses. Each party shall bear its own expenses in connection with the issuance of this Note and the enforcement or interpretation thereof; provided, however, that (a) the Company shall be responsible for obtaining, if necessary, and bearing the entire cost and expense of obtaining any legal opinions in connection with the conversion and issuance of any shares and (b) within 3 days of the Holder’s disbursement to the Company of the principal amount of this Note, the Company shall reimburse to the Holder the reasonable costs and expenses incurred by it in connection with, and any taxes imposed on it, with the evaluation, negotiation and closing of the transactions contemplated hereunder and the preparation, review, negotiation and execution and delivery of the Transaction Agreements (as such term is defined in the Subscription Agreement).

5.7 Entire Agreement. This Note, the Warrant issued in connection herewith, and the Subscription Agreement collectively constitute the entire agreement among the Company and Holder with respect to the subject matter hereof and supersede all prior and contemporaneous negotiations, agreements and understandings (including any ‘term sheets’ or similar documents).

5.8 Counterparts. This Note may be executed in one or more counterparts, including by email in portable document format, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.9 Notices. All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Note shall be in writing and shall be deemed delivered (i) on the date of delivery when delivered by hand on a business day during normal business hours or, if delivered on a day that is not a business day or after normal business hours, then on the next business day, (ii) on the date of transmission when sent by email during normal business hours on a business day with telephone confirmation of receipt or, if transmitted on a day that is not a business day or after normal business hours, then on the next business day, or (iii) on the second business day after the date of dispatch when sent by a reputable international courier service that maintains records of receipt. The addresses for notice shall be as set forth in the Subscription Agreement.

5

EXECUTION COPY

5.10 Reservation of Stock; Regulatory Compliance.

(a) The Company shall at all times while this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all or any portion of the Note into shares of Common Stock (disregarding for this purpose any and all limitations of any kind on such exercise). The Company shall, from time to time in accordance with Chapter 78 of the Wyoming Revised Statutes, increase the authorized number of shares of Common Stock or take other effective action if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company’s obligations under this Section 3.9.

(b) If any shares of Common Stock to be reserved for the purpose of conversion of this Note require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon exercise, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, secure such registration, listing or approval, as the case may be.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

6

EXECUTION COPY

IN WITNESS WHEREOF, the Company has issued this Convertible Promissory Note as of the day and year first above written.

COMPANY:

GENERAL ENTERPRISE VENTURES, INC. a Wyoming corporation

By:	/s/ Joshua Ralston
Name:	Joshua Ralston
Title:	President

AGREED AND ACCEPTED:

HOLDER: BoltRock Holdings, LLC

By:	/s/ Craig A. Huff

Name:	Craig A. Huff

Title:	Managing Member

[SIGNATURE PAGE TO CONVERTIBLE NOTE OF GENERAL ENTERPRISE VENTURES, INC.]

7